Amending Agreement
THIS AMENDING AGREEMENT (this “Agreement”) dated November 10, 2016, is made
BETWEEN
LAWSON PRODUCTS, INC. (ONTARIO), a company incorporated pursuant to the laws of Ontario and having an office located at 7315 Rapistan Court, Mississauga, Ontario L5N 5Z4
(the “Purchaser”)
AND
MATTIC INDUSTRIES LTD., a company incorporated pursuant to the laws of British Columbia and having a registered and records office at 2112 – 179TH Street, Surrey, British Columbia V3Z 9V6
(the “Vendor”)
AND
JOHN MATTHEW, businessman, of 2112 – 179TH Street, Surrey, British Columbia V3Z 9V6
(“John”)
WHEREAS:

A.
The Parties entered into an Asset Purchase Agreement dated October 28, 2016 (the “Purchase Agreement”), whereby the Vendor agreed to sell the Purchased Assets (as defined in the Purchase Agreement) to the Purchaser; and

B.	The Parties have agreed to amend the Purchase Agreement as set out below.
NOW THEREFORE the Parties covenant and agree with each other as follows:

1.	All terms used herein that are defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2.	The definition of “Employee” in Section 1.1 of the Purchase Agreement is deleted in its entirety and is replaced with the following:
““Employees” means the employees of the Vendor who are employed in the Business immediately before the Closing Date, including the Employee Sales Representatives, but excluding Wendy Pineo, John and June Matthew;”

3.	Section 2.2 of the Purchase Agreement is deleted in its entirety and is replaced with the following:
“2.2    Purchase Price
The purchase price for the Purchased Assets is $4,836,000 (the “Purchase Price”).”

4.	Section 2.3(a) of the Purchase Agreement is deleted in its entirety and is replaced with the following:
“2.3(a)    by paying $4,378,000 to the Vendor on the Closing Date;”

5.	Section 2.6(a) and section 2.6(b) of the Purchase Agreement are deleted in their entirety.

6.	Section 5.11 of the Purchase Agreement is deleted in its entirety and is replaced with the following:
“5.11    Termination of Yukon Sales Representative
On or before November 14, 2016, the Vendor will terminate all of the Vendor’s contractors and employees who are based in the Yukon. On the Closing Date the Vendor will provide the Purchaser with evidence confirming the termination or resignation of all of the Vendor’s contractors and employees who are based in the Yukon.
The Vendor shall be liable for payment of all legal obligations relating to the termination of the Yukon based employees and contractors' contracts with the Vendor prior to the Closing Date. The Vendor’s liability for payment of legal obligations relating to the termination of the Yukon based employees and contractors’ contracts with the Vendor in accordance with the foregoing terms of this Section will extend to all amounts required to be paid either by Applicable Law or by contract, including legal costs (on a solicitor and own-client basis), costs of defence or other proceedings, and if applicable, payment in lieu of notice, termination pay, severance pay, vacation pay and all other outstanding amounts relating to the termination of the Yukon based employees and/or contractors’ contracts with the Vendor.”

7.	The Purchase Agreement be amended by adding a new Section 5.12 as follows:
“5.12    Securities Filings
The Vendor covenants and agrees to use commercially reasonable efforts to provide the Purchaser with such documents or information required by the Purchaser in order to complete any required filings by the Purchaser with the US Securities and Exchange Commission.”

8.	Sections 6.2.1(a)(ix) of the Purchase Agreement is deleted in its entirety and is replaced with the following:
“6.2.1(a)(ix)    any claims by Employees, former employees or Wendy Pineo arising from the operation of the Business on or before the Closing Date, including, without limitation, any claims for wrongful dismissal, or any claims pursuant to the Employment Standards Act (British Columbia), the Employment Standards Code (Alberta), the Human Rights Code (British Columbia) or the Human Rights Act (Alberta); and”

9.	Schedule A attached to the Purchase Agreement is deleted in its entirety and is replaced with Schedule A attached hereto.

10.	Schedule 2.4 attached to the Purchase Agreement is deleted in its entirety and is replaced with Schedule 2.4 attached hereto.

11.	Schedule 3.1.11 attached to the Purchase Agreement is deleted in its entirety and is replaced with Schedule 3.1.11 attached hereto.

12.	Schedule 3.1.25 attached to the Purchase Agreement is deleted in its entirety and is replaced with Schedule 3.1.25 attached hereto.

13.
In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of this Agreement shall govern. In all other respects, the Purchase Agreement is confirmed and shall continue in full force and effect upon the terms set out therein, except as specifically amended by this Agreement.

14.	This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective personal representatives, successors and permitted assigns.

15.	This Agreement may be signed in counterparts, originally, by email or by fax, each of which is an original and all of which together are one original document.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

) ) ) ) ) ) ) )	LAWSON PRODUCTS, INC. (ONTARIO)
Per:
Name:
Title:
I/We have the authority to bind the corporation

) ) ) ) ) ) ) )	MATTIC INDUSTRIES LTD.
Per:
Name:
Title:
I/We have the authority to bind the corporation

WITNESSED in the presence of	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Witness		JOHN MATTHEW

Name

Address

Occupation

SCHEDULE A
TANGIBLE ASSETS
Calgary
2006 Dodge Caravan 1D4GP21RX6B527675
Forklift
Attached List

Surrey
2002 Ford Econoline E250 1FTNE24WX3HA30047
Hyster Forklift
NEC Telephone System
Furniture Shipping Office
Furniture Packing Area
Furniture Board Room
Furniture Accoutning Office
Furniture Sales Manager Office
Furniture John's Office
Furniture A/P Office
Paper Shredder
Canon Photocopier 2012
Shelving Records Room
Warehouse Shelving
Computer Server / Kerio System
4 HP Printers
1 Brothers Lable Printer
8 Computers with Video Monitors
3 Bag Sealers
4 Counting Scales
3 Carts and 2 Trucks
1 Pallet Jack

SCHEDULE 2.4
PURCHASE PRICE ALLOCATION

Books and Records; Contracts and Equipment Leases; Intellectual Property, Licences; Prepaid Expenses; Warranties; Third Party Indemnities; Causes of Action; and Goodwill	$4,313,000
Inventory	$450,000
Tangible Assets – computer, office equipment, warehouse shelving, scales, and miscellaneous equipment	$13,000
Leasehold Improvements Calgary $15,000; Surrey $45,000	$60,000
TOTAL	$4,836,000

SCHEDULE 3.1.11
ESTIMATED CLOSING DATE INVENTORIES VALUE
Estimated closing inventory value is $450,000.

SCHEDULE 3.1.25
EMPLOYEES
See attached.